Exhibit 99.1

MedAssets Reports Third Quarter and Nine-Month 2010 Financial Results

ATLANTA--(BUSINESS WIRE)--October 27, 2010--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its third quarter and nine-month period ended September 30, 2010, as summarized below:

(In millions, except per share)	3Q-10 [a]	3Q-09	9 mos-10	9 mos-09
Net Revenue:
Revenue Cycle Management (RCM)	$60.5	$51.6	$176.4	$149.4
Spend Management (SM)	35.3	30.8	108.0	96.2
Total Net Revenue	95.9	82.4	284.4	245.6
Net Income	8.5	5.9	17.3	10.0
Earnings per share (EPS) - diluted	0.14	0.10	0.29	0.17
Non-GAAP adjusted EBITDA	33.6	28.5	86.8	75.4
Non-GAAP cash EPS - diluted	$0.25	$0.22	$0.61	$0.54
Weighted average shares - diluted	59.8	57.9	59.3	57.2

(a) Column amounts may not add to total amount due to rounding

Net Revenue

Third Quarter

Total net revenue for the third quarter of 2010 increased 16.3% to $95.9 million from $82.4 million in the third quarter of 2009. RCM segment revenue growth of 17.2% was driven by an increase in revenue cycle services and solid growth in technology solutions, offset by a decline in decision support license fees. Revenue growth of 14.8% in the SM segment was generated by continued strong demand for medical device consulting and strategic sourcing services, and 8.8% growth in net administrative fees in its group purchasing organization.

Nine-month Period

Total net revenue for the nine-month period ended September 30, 2010 increased 15.8% to $284.4 million from $245.6 million in the first nine months of 2009.

Non-GAAP Adjusted EBITDA

Third Quarter

In the third quarter of 2010, non-GAAP total adjusted EBITDA was $33.6 million, or 35.0% of total net revenue, a 17.5% increase over non-GAAP total adjusted EBITDA of $28.5 million, or 34.6% of total net revenue, in the third quarter of 2009.

Nine-month Period

In the first nine months of 2010, non-GAAP total adjusted EBITDA was $86.8 million, or 30.5% of total net revenue, a 15.1% increase over non-GAAP total adjusted EBITDA of $75.4 million, or 30.7% of total net revenue, in the first nine months of 2009.

Net Income and Earnings per Share

Third Quarter

Net income in the third quarter of 2010 was $8.5 million, or $0.14 per diluted share, versus net income of $5.9 million, or $0.10 per diluted share, in the third quarter of 2009. Non-GAAP cash EPS, defined as EPS excluding acquisition-related intangible amortization, share-based compensation and other acquisition-related expense items on a tax-adjusted basis, was $0.25 per diluted share in the third quarter of 2010, versus non-GAAP cash EPS of $0.22 per diluted share in the third quarter of 2009.

Nine-month Period

Net income in the first nine months of 2010 was $17.3 million, or $0.29 per diluted share, versus net income of $10.0 million, or $0.17 per diluted share, in the first nine months of 2009. Non-GAAP cash EPS was $0.61 per diluted share in the first nine months of 2010, compared to non-GAAP cash EPS of $0.54 per diluted share in the first nine months of 2009.

Cash Flow and Capital Resources

Net cash provided by operating activities in the first nine months of 2010 increased 17.9% to $47.1 million from $40.0 million in the first nine months of 2009. MedAssets’ balance sheet at September 30, 2010 included $173.5 million in total bank debt, which represented leverage of approximately 1.4 times trailing 12-month non-GAAP adjusted EBITDA.

Broadlane Transaction Update

MedAssets anticipates closing its proposed acquisition of The Broadlane Group within the next 30 days, and the Company is in the process of completing the debt financing to fund the acquisition. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 was terminated with respect to the proposed acquisition on October 14, 2010, and the transaction is subject only to customary closing conditions.

Financial Guidance

Below is the updated 2010 financial guidance for MedAssets on a standalone basis, excluding acquisition-related expenses to be incurred in the fourth quarter due to the Broadlane transaction:

(In millions, except EPS)	12 Months
Net Revenue:	ending 12/31/10
Revenue Cycle Management	$237 – 241
Spend Management	150 – 154
Total Net Revenue	389 – 393
EPS – diluted	0.44 – 0.49
Non-GAAP adjusted EBITDA	120 – 124
Non-GAAP cash EPS - diluted	$0.85 – 0.90

At September 30, 2010, the Company’s rolling 12-month non-GAAP contracted revenue was an estimated $375.9 million ($229.9 million from the RCM segment and $146.0 million from the SM segment). This is a year-over-year increase of 5.6% on a consolidated basis, and a 2.3% increase when compared to the rolling 12-month total of $367.5 million as of June 30, 2010.

Conference Call Information

Time/Date:	5:00 p.m. ET today, Wednesday, October 27, 2010
Phone:	866-811-1812 (or 702-696-4559 international/local), conference ID 16593425
Webcast:	http://ir.medassets.com, “Events & Presentations” page
Replay:	Webcast will be archived for at least 30 days, or call 800-642-1687 (conf ID # 16593425)

The Company intends to file its Form 10-Q for the three and nine-month periods ended September 30, 2010 with the Securities and Exchange Commission on or before November 9, 2010, and this filing will contain additional information about the Company’s results of operations.

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve their financial strength by implementing spend management and revenue cycle solutions that help control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 125 health systems, 3,300 hospitals and 40,000 non-acute healthcare providers. For more information, go to www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis with non-GAAP financial information, including: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; diluted cash EPS; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see “Use of Non-GAAP Financial Measures” following these financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations that include, but are not limited to: 2010 financial guidance, costs and revenue growth, margin and other financial projections; contracted revenue forecasts; and the company’s ability to successfully integrate and capitalize on synergies associated with the proposed acquisition of The Broadlane Group and any other future acquisitions. Investors are cautioned that any forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; client losses; and adverse developments with respect to the operation or performance of the Company’s business units, The Broadlane Group or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010	2009	% Change	2010	2009	% Change
Revenue:
Administrative fees, net	$27,883	$25,631	8.8%	$84,437	$78,495	7.6%
Other service fees	67,969	56,762	19.7%	199,948	167,091	19.7%

Total net revenue	95,852	82,393	16.3%	284,385	245,586	15.8%

Operating expenses:
Cost of revenue	22,697	21,472	5.7%	67,176	55,830	20.3%
Product development expenses	4,666	4,156	12.3%	14,859	15,424	-3.7%
Selling and marketing expenses	8,671	10,038	-13.6%	35,348	36,529	-3.2%
General and administrative expenses	29,196	23,039	26.7%	91,425	77,971	17.3%
Acquisition related expenses	2,482	-	100.0%	4,351	-	100.0%
Depreciation	5,235	3,125	67.5%	14,068	9,020	56.0%
Amortization of intangibles	5,596	7,018	-20.3%	17,706	21,029	-15.8%

Total operating expenses	78,543	68,848	14.1%	244,933	215,803	13.5%

Operating income	17,309	13,545	27.8%	39,452	29,783	32.5%
Other income (expense):
Interest (expense)	(3,247)	(4,259)	-23.8%	(10,986)	(14,015)	-21.6%
Other income	84	223	-62.3%	286	404	-29.2%

Income before income taxes	14,146	9,509	48.8%	28,752	16,172	77.8%
Income tax expense	5,685	3,613	57.3%	11,477	6,196	85.2%

Net income	8,461	5,896	43.5%	17,275	9,976	73.2%

Basic net income per share	0.15	0.11		0.31	0.18

Diluted net income per share	$0.14	$0.10	40.0%	$0.29	$0.17	70.6%

Weighted average shares — basic	56,717	54,792		56,238	54,589
Weighted average shares — diluted	59,786	57,855	3.3%	59,340	57,223	3.7%

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
In 000s, except shares	2010	2009

ASSETS
Current
Cash and cash equivalents	$8	$5,498
Accounts receivable, net of allowances of $3,720 and $4,189 as of September 30, 2010 and
December 31, 2009	75,692	67,617
Deferred tax asset, current	19,846	14,423
Prepaid expenses and other current assets	14,599	8,442

Total current assets	110,145	95,980

Property and equipment, net	61,318	54,960
Other long term assets
Goodwill	512,485	511,861
Intangible assets, net	79,529	95,589
Other	18,857	20,154
Other long term assets	610,871	627,604

Total assets	$782,334	$778,544

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,325	$8,680
Accrued revenue share obligation and rebates	25,153	31,948
Accrued payroll and benefits	6,867	12,874
Other accrued expenses	11,409	7,410
Deferred revenue, current portion	30,514	24,498
Current portion of notes payable	2,499	13,771
Current portion of finance obligation	177	163

Total current liabilities	83,944	99,344

Notes payable, less current portion	171,016	201,390
Finance obligation, less current portion	9,557	9,694
Deferred revenue, less current portion	9,057	7,380
Deferred tax liability	28,037	19,239
Other long term liabilities	2,668	4,125

Total liabilities	304,279	341,172

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 57,964,000 and 56,715,000 shares issued and outstanding as of September 30, 2010 and December 31, 2009	580	567
Additional paid in capital	662,133	639,315
Accumulated other comprehensive loss	(1,028)	(1,605)
Accumulated deficit	(183,630)	(200,905)

Total stockholders’ equity	478,055	437,372

Total liabilities and stockholders’ equity	$782,334	$778,544

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine Months Ended,
In 000s	September 30,	September 30,
	2010	2009

Operating activities:
Net income	$17,275	$9,976

Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Bad debt expense	643	3,823
Depreciation	16,236	10,858
Amortization of intangibles	18,216	21,585
Loss on sale of assets	91	147
Non-cash stock compensation expense	8,653	12,911
Excess tax benefit from exercise of equity awards	(5,097)	(6,073)
Amortization of debt issuance costs	1,372	1,382
Noncash interest expense, net	399	1,049
Deferred income tax expense (benefit)	3,408	(36)

Changes in assets and liabilities	(14,091)	(15,671)

Cash provided by operating activities	47,105	39,951

Investing activities:
Purchases of property, equipment, and software	(9,577)	(9,233)
Capitalized software development costs	(11,897)	(12,268)
Acquisitions, net of cash acquired	(3,160)	(18,275)

Cash used in investing activities	(24,634)	(39,776)

Financing activities:
Proceeds from notes payable	-	71,797
Repayment of notes payable	(41,646)	(86,638)
Repayment of finance obligation	(493)	(494)
Excess tax benefit from exercise of equity awards	5,097	6,073
Issuance of common stock	9,081	8,333

Cash used in financing activities	(27,961)	(929)

Net decrease in cash and cash equivalents	(5,490)	(754)
Cash and cash equivalents, beginning of period	5,498	5,429

Cash and cash equivalents, end of period	$8	$4,675

SUPPLEMENTAL SEGMENT REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended
	September 30,
	2010		2009		% Change
Net revenue
Revenue Cycle Management	$60,530		$51,635		17.2%
Spend Management	35,322		30,758		14.8%

Total net revenue	$95,852		$82,393		16.3%

Non-GAAP Adjusted EBITDA		% margin		% margin
Revenue Cycle Management	$19,681	32.5%	$17,964	34.8%	9.6%
Spend Management	20,120	57.0%	15,710	51.1%	28.1%
Corporate	(6,244)		(5,126)		21.8%

Total non-GAAP Adjusted EBITDA	$33,557	35.0%	$28,548	34.6%	17.5%

In 000s	Nine Months Ended
	September 30,
	2010		2009		% Change
Net revenue
Revenue Cycle Management	$176,420		$149,425		18.1%
Spend Management	107,965		96,161		12.3%

Total net revenue	$284,385		$245,586		15.8%

Non-GAAP Adjusted EBITDA		% margin		% margin
Revenue Cycle Management	$54,220	30.7%	$44,785	30.0%	21.1%
Spend Management	52,062	48.2%	46,135	48.0%	12.8%
Corporate	(19,519)		(15,529)		25.7%

Total non-GAAP Adjusted EBITDA	$86,763	30.5%	$75,391	30.7%	15.1%

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended
	September 30,
	2010		2009		% Change

Non-GAAP gross administrative fees	$43,625		$39,222		11.2%
Other service fees	67,969		56,762		19.7%
Non-GAAP gross fees	111,594	RSO %	95,984	RSO %	16.3%
Non-GAAP revenue share obligation (RSO)	(15,742)	36.1%	(13,591)	34.7%	15.8%
Net revenue	$95,852		$82,393		16.3%

In 000s	Nine Months Ended
	September 30,
	2010		2009

Non-GAAP gross administrative fees	$129,527		$119,498		8.4%
Other service fees	199,948		167,091		19.7%
Non-GAAP gross fees	329,475	RSO %	286,589	RSO %	15.0%
Non-GAAP revenue share obligation (RSO)	(45,090)	34.8%	(41,003)	34.3%	10.0%
Net revenue	$284,385		$245,586		15.8%

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
In 000s	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net Income	$8,461	$5,896	$17,275	$9,976

Depreciation	5,235	3,125	14,068	9,020
Depreciation (included in cost of revenue)	726	616	2,167	1,836
Amortization of intangibles, acquisition-related	5,596	7,018	17,706	21,029
Amortization of intangibles, acquisition-related (included in cost of revenue)	139	185	509	555
Interest expense, net	3,201	4,255	10,886	13,994
Income tax expense	5,685	3,613	11,477	6,196

Non-GAAP EBITDA	$29,043	$24,708	$74,088	$62,606

Share-based compensation	2,142	3,951	8,653	12,911
Rental income from capitalized building lease	(110)	(110)	(329)	(329)
Purchase accounting adjustments	-	(1)	-	203
Acquisition-related charges	2,482	-	4,351	-

Non-GAAP Adjusted EBITDA	$33,557	$28,548	$86,763	$75,391

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)
In 000s	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Amount of share-based compensation included in:
Cost of revenue	616	778	1,843	2,407
Product development expense	124	90	457	695
Selling & marketing expense	433	680	1,849	2,242
General & administrative expense	969	2,403	4,504	7,567

Total	$2,142	$3,951	$8,653	$12,911

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Three Months Ended		Nine Months Ended
Per share data	September 30,		September 30,
	2010	2009	2010	2009

EPS - diluted	$0.14	$0.10	$0.29	$0.17

Pre-tax non-cash, acquisition-related intangible amortization	0.10	0.12	0.31	0.38

Pre-tax non-cash, share-based compensation	0.04	0.07	0.15	0.22

Pre-tax, acquisition-related charges	0.04	-	0.07	-

Tax effect on pre-tax adjustments [b]	(0.07)	(0.07)	(0.21)	(0.23)

Non-GAAP cash EPS - diluted	$0.25	$0.22	$0.61	$0.54

Weighted average shares - diluted (in 000s)	59,786	57,855	59,340	57,223

(b) This amount reflects the tax impact on the adjustments used to derive Non-GAAP cash EPS - diluted. The Company utilizes its effective tax rate for each respective period to calculate the tax effect of each adjustment. The effective tax rate for the three months ended September 30, 2010 and 2009 was 40.2% and 38.0%, respectively, and the effective tax rate for the nine months ended September 30, 2010 and 2009 was 39.9% and 38.3%, respectively.

SUPPLEMENTAL 2010 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

		Guidance Range for
		Twelve Months Ending
In 000s		December 31, 2010
		(Low)	(High)

Net Income		$26,200	$29,000

Depreciation		19,300	19,000
Depreciation (included in cost of revenue)		2,900	2,900
Amortization of intangibles, acquisition-related		23,300	23,300
Amortization of intangibles, acquisition-related (included in cost of revenue)		600	600
Interest expense, net		14,100	13,900
Income tax expense		17,500	19,400

Non-GAAP EBITDA		103,900	108,100

Share-based compensation		12,100	11,900
Acquisition-related charges		4,400	4,400
Rental income from capitalized building lease		(400)	(400)

Non-GAAP adjusted EBITDA		$120,000	$124,000

SUPPLEMENTAL 2010 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
		Guidance Range for
		Twelve Months Ending
In 000s, except per share data		December 31, 2010
		(Low)	(High)

Net Income		$26,200	$29,000

EPS - diluted		0.44	0.49

Pre-tax non-cash, acquisition-related intangible amortization		0.40	0.40
Pre-tax non-cash, share-based compensation		0.20	0.20
Pre-tax acquisition-related charges		0.07	0.07

Tax effect on pre-tax adjustments [c]		(0.27)	(0.27)

Non-GAAP cash EPS - diluted [d]		$0.85	$0.90

Fully diluted weighted average shares outstanding		59,400	59,400

(c) This amount reflects the tax impact to the adjustments used to derive estimated Non-GAAP cash EPS - diluted. The Company uses its estimated effective tax rate for each guidance range to tax effect the adjustments. The estimated effective tax rate for the guidance range above is 40.0%.

(d) Column amounts may not add to total amount due to rounding.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; diluted cash EPS; and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company’s GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include gross administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from customers. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO customers. Net administrative fees (a GAAP measure) are the Company's gross administrative fees net of its revenue share obligation. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by approximately 1,150 vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO customers.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company’s operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense and certain acquisition-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

The Company defines diluted cash EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain acquisition-related charges on a tax-adjusted basis. Diluted cash EPS is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities. Diluted cash EPS growth is used by the Company as the financial performance metric tied to the vesting of certain equity awards granted pursuant to the Company’s Long-Term Performance Incentive Plan.  Use of this measure for this purpose allows management and the board of directors to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions.  As a significant portion of senior management’s incentive based compensation is based on the achievement of certain diluted cash EPS growth over time, investors may find such information useful.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company’s current estimate of contractually committed revenue to be generated under existing customer contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

mdas/F

CONTACT:
MedAssets, Inc.
Robert P. Borchert, 678-248-8194
rborchert@medassets.com